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                                                                   Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 5, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Sun Hydraulics Corporation, which is incorporated by reference in Sun Hydraulics Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated March 5, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Tampa, Florida
July 16, 1999